EXHIBIT 13.1

The certification set forth below is being submitted in connection with the annual report on Form 20-F for the year-ended December 31, 2008 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Stephen Hester, the Group Chief Executive, and Guy Robert Whittaker, the Group Finance Director, of The Royal Bank of Scotland Group plc, each certify that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Royal Bank of Scotland Group plc.

29 April, 2009

/s/ Stephen Hester

Name: Stephen Hester
Group Chief Executive

/s/ Guy Robert Whittaker

Name: Guy Robert Whittaker
Group Finance Director